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                                                                      Exhibit 11
                              TRW INC. AND SUBSIDIARIES
                          COMPUTATION OF EARNINGS PER SHARE

                        (In Millions Except Per Share Amounts)
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                                                        Years ended December 31
                                                   -----------------------------------
PRIMARY                                            1995           1994           1993
                                                   ----           ----           ----
Net earnings before cumulative effect              $446.2         $332.7         $220.1
  of accounting change
Less preference dividend requirements                 0.8            0.7            0.8
                                                   ------          -----          -----
                                                    445.4          332.0          219.3
Cumulative effect of accounting change                 --             --          (24.7)
                                                   ------          -----          -----
Net earnings applicable to common shares
  and common share equivalents                     $445.4         $332.0         $194.6
                                                   ------          -----          -----
                                                   ------          -----          -----

Average common shares outstanding                    65.3           64.6           63.5
Stock options and performance share rights,
  based on the treasury stock method using
  average market price                                1.3            1.2            1.2
                                                   ------          -----          -----
Average common shares and common share
  equivalents                                        66.6           65.8           64.7
                                                   ------          -----          -----
                                                   ------          -----          -----

Primary earnings per share before cumulative
  effect of accounting change                       $6.69          $5.05          $3.39
Cumulative effect of accounting change                 --             --          (0.38)
                                                   ------          -----          ------
Primary earnings per share                          $6.69          $5.05          $3.01
                                                   ------          -----          ------
                                                   ------          -----          ------


FULLY DILUTED
Net earnings before cumulative effect
  of accounting change applicable to common
  shares and common share equivalents              $445.4         $332.0         $219.3

Dividends assuming conversion of other
  dilutive securities: (A)
     Dilutive preference dividends                    0.8            0.7            0.8
                                                   ------          -----          -----
                                                    446.2          332.7          220.1
Cumulative effect of accounting change                 --             --          (24.7)
                                                   ------          -----          -----
Net earnings applicable to fully diluted shares    $446.2         $332.7         $195.4
                                                   ------          -----          -----
                                                   ------          -----          -----

Average common shares outstanding                    65.3           64.6           63.5

Common shares assuming conversion of
  other dilutive securities: (A)
     Dilutive preference shares                       0.6            0.6            0.7

     Stock options and performance share rights,
      based on the treasury stock method using
      closing market price if higher than
      average market price                            1.5            1.2            1.5
                                                   ------          -----          -----

Average fully diluted shares                         67.4           66.4           65.7
                                                   ------          -----          -----
                                                   ------          -----          -----

Fully diluted earnings per share before cumulative
  effect of accounting change                       $6.62          $5.01          $3.35
Cumulative effect of accounting change                 --             --          (0.38)
                                                   ------          -----          ------
Fully diluted earnings per share                    $6.62          $5.01          $2.97
                                                   ------          -----          ------
                                                   ------          -----          ------


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(A)  Assuming the conversion of the Serial Preference Stock II Series 1 and
Series 3.